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Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    / /

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

MANDALAY RESORT GROUP
(Exact name of obligor as specified in its charter)

Nevada	88-0121916
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
3950 Las Vegas Boulevard South Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip code)

9 3/8% Series B Senior Subordinated Notes due 2010
(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.  List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of February, 2002.

THE BANK OF NEW YORK
By:	/s/ MING SHIANG
	Name:	MING SHIANG
	Title:	VICE PRESIDENT

Exhibit 7 to Form T-1

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,238,092
Interest-bearing balances	5,255,952
Securities:
Held-to-maturity securities	127,193
Available-for-sale securities	12,143,488
Federal funds sold and Securities purchased under agreements to resell	281,677
Loans and lease financing receivables:
Loans and leases held for sale	786
Loans and leases, net of unearned income	46,206,726
LESS: Allowance for loan and lease losses	607,115
Loans and leases, net of unearned income and allowance	45,599,611
Trading Assets	9,074,924
Premises and fixed assets (including capitalized leases)	783,165
Other real estate owned	935
Investments in unconsolidated subsidiaries and associated companies	200,944
Customers' liability to this bank on acceptances outstanding	311,521
Intangible assets
Goodwill	1,546,125
Other intangible assets	8,497
Other assets	8,761,129

Total assets	$87,334,039

LIABILITIES
Deposits:
In domestic offices	$28,254,986
Noninterest-bearing	10,843,829
Interest-bearing	17,411,157
In foreign offices, Edge and Agreement subsidiaries, and IBFs	31,999,406
Noninterest-bearing	1,006,193
Interest-bearing	30,993,213
Federal funds purchased and securities sold under agreements to repurchase	6,004,678
Trading liabilities	2,286,940
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,845,865
Bank's liability on acceptances executed and outstanding	440,362
Subordinated notes and debentures	2,196,000
Other liabilities	7,606,565

Total liabilities	$80,634,802

EQUITY CAPITAL
Common stock	1,135,284
Surplus	1,050,729
Retained earnings	4,436,230
Accumulated other comprehensive income	76,292
Other equity capital components	0
Total equity capital	6,698,535

Total liabilities and equity capital	$87,334,039

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	]	Directors

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FORM T-1